QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.5

ADESA, INC.

2004 EQUITY AND INCENTIVE PLAN

FORM OF

RSU GRANT

Employee Name

S.S. # xxx-xx-xxx

        In accordance with the terms of the 2004 Equity and Incentive Plan (the "Plan") of ADESA, Inc. (the "Company"), as determined by the Executive Compensation Committee of the Company's board of directors (the "Committee"), the Company hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this restricted stock unit grant (the "Grant") (including Annex A hereto and all documents incorporated herein by reference) the right to receive from the Company, shares of its common stock, par value $0.01 per share (the "Stock"), as set forth below, and subject further to the consummation by the Company of an initial public offering of Company common stock on the New York Stock Exchange:

Number of RSUs:	[xxxx]
Date of Grant:
Vesting Date:	Third anniversary of the Date of Grant.

        This Grant is subject to, governed by, and incorporates by reference all of the terms and conditions of the Plan. If a conflict occurs between this Grant and the Plan document, or if any point is not reflected herein, the terms of the Plan document shall govern. Please refer to the official Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. This Grant, including the terms and conditions described on the following pages, constitutes your Award Agreement as required by the Plan.

ADESA, INC.
By:
President and Chief Executive Officer

Attachment:    Annex A

ANNEX A
TO
2004 EQUITY AND INCENTIVE PLAN RSU GRANT

Dividend Crediting

1.
The Company shall establish an RSU account on its books, in the name of the Grantee, and shall credit to such account the number of RSUs granted to Grantee pursuant to this award agreement. If a dividend is paid on the Stock while the RSUs are outstanding, the Grantee shall automatically be credited with a number of additional RSUs equal to the number of shares of Stock that could have been purchased on the dividend payment date with an amount of cash equal to the product of (i) the per share amount of such dividend and (ii) the number of RSUs held by the Grantee on the record date for such dividend. The number of additional RSUs so credited shall become vested in accordance with the same vesting schedule applicable to the RSUs originally granted to the Grantee.

Payment

2.
Upon the vesting of the RSUs granted to the Grantee (including any additional RSUs credited pursuant to 1 above), the Grantee will be entitled to receive, within ninety (90) days, a distribution of a number of shares of Stock that is equal in number to the aggregate number of vested RSUs then credited to the Grantee's account; provided, however, that the Committee may determine that all or any RSUs payable may be settled in cash. The amount of cash paid in settlement shall be equal to the aggregate Fair Market Value of the shares of Stock underlying the RSUs that are not settled in Stock.

Termination of Employment

3.
(a)    If prior to the date the RSUs become fully vested, (i) the Grantee retires pursuant to the terms of a tax qualified retirement plan of the Company or any Subsidiary of the Company or upon such other retirement as may be approved by the Committee, (ii) the Grantee dies while employed by the Company or any Subsidiary of the Company, or (iii) Grantee's employment with the Company and each of its Subsidiaries terminates due to Disability (as defined in Section 22(e)(3) of the Code), then all unvested RSUs shall vest and be paid to the Grantee (or the Grantee's beneficiary, estate or legal representative, as applicable) within ninety (90) days of vesting.

  (2)    If the Grantee's employment with the Company and each of its Subsidiaries terminates for any reason other than death, Disability or retirement, all unvested RSUs shall, except as otherwise provided by the Committee, be forfeited on the date of such termination.

Tax Withholding

4.
The Company shall withhold all applicable taxes required by law to be withheld from all amounts paid in respect of any or all of the RSUs. As determined by the Committee, the Grantee may satisfy the withholding obligation by paying the amount of any taxes in cash or shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made.

5.
Ratification of Actions.    By receiving the grant or other benefit under the Plan, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee's acceptance and ratification of, and consent to, any action taken under the Plan or the grant by the Company, the Board or the Committee.

6.
Notices.    Any notice hereunder to the Company shall be addressed to ADESA, Inc., 13085 Hamilton Crossing Boulevard, Carmel, Indiana 46032, Attention: Human Resources Department, and any notice hereunder to the Grantee shall be directed to the Grantee's address as indicated by the Company's records, subject to the right of either party to designate at any time hereafter in writing some other address.

7.
Definitions.    Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

8.
Governing Law and Severability.    To the extent not preempted by the Federal law, the this grant will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.

QuickLinks

ANNEX A TO 2004 EQUITY AND INCENTIVE PLAN RSU GRANT